UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Helio Corporation
(Exact name of registrant as specified in its charter)

Florida	92-0586004
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

2448 Sixth Street
Berkeley, CA 94710
(510) 545-2666

(Address of principal executive offices and zip code)

Copies To:

Philip Magri

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st floor

New York, NY 10036

(212) 930-9700

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration Statement on Form S-1 (File No. 333-284062)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

Helio Corporation, a Florida corporation (the “Registrant”), hereby registers under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), its class of common stock, no par value per share (the “Common Stock”). The description of the Common Stock set forth under the heading “Description of Capital Stock” in the prospectus contained in the Registrant’s Registration Statement on Form S-1 (File No. 333-284062), filed with the Securities and Exchange Commission (the “Commission”) on December 27, 2024, as amended, and declared effective on March 14, 2025 (the “Registration Statement”), is incorporated herein by reference. Any subsequently filed prospectus or prospectus supplement to the Registration Statement that includes a description of the Common Stock shall also be deemed to be incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Description	Previously Filed and Incorporated by Reference Herein
3.1	Articles of Incorporation of Stirling Bridge Group, Inc., dated October 3, 2022	Exhibit 3.1 to Form S-1/A (File No.: 333-284062) filed on January 31, 2025
3.2	Articles of Amendment to Articles of Incorporation of Stirling Bridge Group, Inc., dated May 10, 2023	Exhibit 3.2 to Form S-1/A (File No.: 333-284062) filed on January 31, 2025
3.3	Articles of Amendment to Articles of Incorporation of Web3 Corporation, January 22, 2024	Exhibit 3.3 to Form S-1/A (File No.: 333-284062) filed on January 31, 2025
3.4	Articles of Amendment to Articles of Incorporation of Helio Corporation, dated July 1, 2024	Exhibit 3.4 to Form S-1/A (File No.: 333-284062) filed on January 31, 2025
3.5	Articles of Amendment to Articles of Incorporation of Helio Corporation, dated April 8, 2025	Exhibit 3.1 to Form 10-Q for the quarter ended March 31, 2025, filed on May 5, 2025
3.6	Amended and Restated Bylaws of Helio Corporation	Exhibit 3.5 to Form S-1/A (File No.: 333-284062) filed on January 31, 2025

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIO CORPORATION

Date: August 20, 2025	By:	/s/ Gregory T. Delory
	Name:	Gregory T. Delory
	Title:	Chief Executive Officer

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